UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-24425 (Commission File Number)	54-1684963 (I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

ITEM 1.01 Entry into a Material Definitive Agreement.
King Pharmaceuticals, Inc. (the “Company”) and Mr. John A. A. Bellamy, the Company’s former Executive Vice President, Legal Affairs and General Counsel, have entered into an agreement with respect to Mr. Bellamy’s resignation from the Company, which resignation was made effective as of November 1, 2005. The Company and Mr. Bellamy have entered into a Waiver, Release and Non-Solicitation, Noncompete and Nondisclosure Agreement pursuant to the Company’s Severance Pay Plan (Tier I) and an Addendum to the Waiver, Release and Non-Solicitation, Noncompete and Nondisclosure Agreement (collectively, the “Agreement”), dated December 20, 2005.
Pursuant to the Company’s Severance Pay Plan (Tier I), Mr. Bellamy will receive a severance payment from the Company and the continuation of certain benefits for approximately an eighteen month period. Mr. Bellamy is restricted from accepting employment, for one year, with any entity which, as of the date of the Agreement, manufactures products that compete directly with certain of the Company’s products. In addition, the parties have mutually released each other from any and all claims or causes of action arising out of or related to Mr. Bellamy’s employment with the Company, or his separation from the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

Date: December 21, 2005